MFA
FINANCIAL, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE	FOR IMMEDIATE RELEASE

May 3, 2011	NEW YORK METRO

CONTACT: MFA Investor Relations 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Financial, Inc.
Announces First Quarter 2011 Financial Results

MFA Financial, Inc. (NYSE:MFA) today announced financial results for the first quarter ended March 31, 2011.

First Quarter 2011 and other recent highlights:

•	First quarter net income per common share of $0.27 and Core Earnings (as defined below) per common share of $0.25.
•	Book value per common share increased to $7.86 at the end of the first quarter versus $7.68 at 2010 year-end.
•
In February, MFA sold $1.32 billion in principal value of Non-Agency MBS as part of a resecuritization.  In connection with this transaction, $488 million of senior bonds rated “AAA” by DBRS, Inc. were issued to third party investors via a trust at a rate of LIBOR + 100 basis points.   As required under GAAP, MFA will consolidate the resecuritization and will account for this transaction as a financing of the underlying MBS.

•	In March, MFA issued 74.75 million common shares through a public offering at a gross price of $8.10 per share generating net proceeds of $605 million.
•
In the first quarter, we grew both our Non-Agency and Agency MBS portfolio at an accelerated pace through the purchase of approximately $855.3 million of Non-Agency MBS (including MBS underlying Linked Transactions (as defined below)) and $1.844 billion of Agency MBS.

For the first quarter ended March 31, 2011, MFA generated net income allocable to common stockholders of $80.4 million, or $0.27 per share of common stock.  Core Earnings for the first quarter were $73.9 million, or $0.25 per share of common stock.  “Core Earnings” is a Non-GAAP financial measure, which reflects net income excluding $7.2 million of changes in the unrealized net gains on Linked Transactions and includes an adjustment of $0.6 million to increase interest income, following the de-linking of certain Non-Agency MBS previously reported as Linked Transactions for GAAP.  On April 29, 2011, MFA paid its first quarter 2011 dividend of $0.235 per share of common stock to stockholders of record as of April 11, 2011.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said, “MFA continues to provide stockholders with attractive returns through appropriately leveraged investments in both Agency and Non-Agency residential MBS.  In the first quarter, we continued to implement our strategy of identifying and acquiring Non-Agency MBS with what we consider to be superior loss-adjusted yields at prices well below par.  We currently project that approximately 60% of our second quarter 2011 Core Earnings will be generated by Non-Agency MBS.  Our goal remains to continue positioning MFA to generate double-digit returns on equity over time.”

William Gorin, MFA’s President, added, “Through investment in both Non-Agency and Agency MBS, we continue to generate attractive returns with reduced leverage and with less correlation to changes in interest rates.”  In the first quarter, MFA’s Non-Agency MBS (adjusted for the impact of MBS Linked Transactions) generated an unlevered loss-adjusted yield of 8.26%.  At March 31, 2011, MFA owned $3.608 billion market value of Non-Agency MBS (including Linked Transactions) with an average amortized cost of 73% of par.  At March 31, 2011, MFA owned $7.375 billion of Agency MBS with an average amortized cost basis of 102.3% of par, consisting of $5.665 billion of hybrid and adjustable rate MBS (“ARM-MBS”) and $1.710 billion of 15-year fixed rate MBS.

MFA’s $3.608 billion fair market value of Non-Agency MBS had a face amount of $4.594 billion, an amortized cost of $3.327 billion (73% of face amount) and a net purchase discount (including $46.0 million of OTTI) of $1.268 billion (all amounts adjusted for the impact of MBS Linked Transactions) at March 31, 2011. This discount consists of a $969.2 million credit reserve and a $251.6 million net accretable discount. In addition, at March 31, 2011, these Non-Agency MBS had 6.7% average structured credit enhancement in the form of subordination (subordinated bonds which absorb losses before MFA’s Non-Agency MBS are impacted).  This structured credit enhancement, along with the purchase discount, mitigates MFA’s risk of loss on these investments.  Unlike MFA’s Agency MBS, due to their discounted purchase prices, the return on Non-Agency MBS will generally increase if the prepayment rates on these securities trend up.

During the first quarter of 2011, MFA’s interest-earning asset portfolio net yield was 4.86%, its cost of funds was 1.99%, and the spread was 2.87% (adjusted for the impact of MBS Linked Transactions, the net yield was 4.99%, the cost of funds was 1.98% and the spread was 3.01%).  The weighted average prepayment speed on MFA’s MBS portfolio (including MBS underlying Linked Transactions) was 19.4% CPR during the first quarter of 2011.  As of March 31, 2011, under its swap agreements, MFA had a weighted average fixed pay rate of interest of 3.43% and a floating receive rate of 0.27% on notional balances totaling $3.020 billion, with an average maturity of 26 months.  For the three months ended March 31, 2011, MFA’s costs for compensation and benefits and other general and administrative expenses were $7.3 million or 1.0% on an annualized basis of Stockholders’ Equity as of March 31, 2011.

In the first quarter of 2011, MFA accelerated its purchases of Agency and Non-Agency MBS.  MFA anticipates that the majority of its assets will continue to be whole pool Agency MBS.  The following table presents MFA’s asset allocation as of March 31, 2011 and the first quarter 2011 yield, cost of funds and spread for the various asset types.

Table 1

ASSET ALLOCATION (1)

At March 31, 2011	Agency MBS		Non-Agency MBS (2)		Cash (3)	Other, net (4)	Total
($ in Thousands)
Amortized Cost	$7,220,646		$3,350,750		$663,988	$(24,648)	$11,210,736

Market Value	$7,374,510		$3,608,233		$663,988	$(24,648)	$11,622,083
Less Repurchase Agreement	(6,382,615)		(1,574,226)		-	-	(7,956,841)
Borrowings
Less Securitized Debt	-		(663,367)		-	-	(663,367)
Equity Allocated	$991,895		$1,370,640		$663,988	$(24,648)	$3,001,875
Less Swaps at Market Value	-		-		-	(113,471)	(113,471)
Net Equity Allocated	$991,895		$1,370,640		$663,988	$(138,119)	$2,888,404
Debt/Net Equity Ratio (5)	6.4	x	1.6	x	-	-	3.0	x

For the Quarter Ended March 31, 2011
Yield on Assets	3.84%		8.26	%(7)	0.05%		4.99%
Less Cost of Funds	2.10	(6)	1.64		-		1.98
Spread	1.74%		6.62%		0.05%		3.01%

(1) Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a Non-GAAP basis.  See the accompanying Reconciliation of Non-GAAP Financial Measures.
(2) Includes Non-Agency MBS and repurchase agreements underlying Linked Transactions.  The purchase of a Non-Agency MBS and repurchase borrowing of the MBS with the same counterparty are accounted for under GAAP as a "linked transaction."  The two components of a linked transaction (MBS purchase and associated borrowings under repurchase agreement) are evaluated on a combined basis and reported net as "Linked Transactions" on MFA's consolidated balance sheets.
(3) Includes cash, cash equivalents and restricted cash.
(4) Includes interest receivable, real estate held-for-sale, securities held as collateral, goodwill, prepaid and other assets, interest payable, interest rate swap agreements at fair value, obligations to return securities held as collateral, dividends payable and accrued expenses and other liabilities.
(5) Represents borrowings under repurchase agreements and securitized debt as a multiple of net equity allocated.
(6) Includes effect of Swaps.
(7) Includes yield adjustment for de-linked Non-Agency MBS.

At March 31, 2011, MFA’s $10.983 billion of Agency and Non-Agency MBS, which includes MBS underlying Linked Transactions, were backed by hybrid, adjustable and fixed-rate mortgages.  Additional information about these MBS, including months to reset, is presented below:

Table 2

	Agency MBS		Non-Agency MBS		Total
		Average		Average		Average
($ in Thousands)	Market Value	MTR (1)	Market Value	MTR (1)	Market Value	MTR (1)
Time to Reset:
< 2 years (2)	$1,887,746	8	$1,777,444	6	$3,665,190	7
2-5 years	3,056,952	44	454,461	41	3,511,413	44
> 5 years	720,032	73	460,665	69	1,180,697	71
ARM-MBS Total	$5,664,730	36	$2,692,570	23	$8,357,300	32

15-year fixed	$1,709,780		$-		$1,709,780
30-year fixed	-		908,163		908,163
40-year fixed	-		7,500		7,500
Fixed-Rate Total	$1,709,780		$915,663		$2,625,443
MBS Total	$7,374,510		$3,608,233		$10,982,743

(1)  MTR, or months to reset, is the number of months remaining before the coupon interest rate resets.  At reset, the MBS coupon will adjust based upon the underlying mortgage benchmark interest rate index, margin and periodic or lifetime caps.  The MTR does not reflect scheduled amortization or prepayments.

(2) Includes floating rate MBS that may be collateralized by fixed-rate mortgages.

MFA will hold a conference call on Tuesday, May 3, 2011, at 10:00 a.m. (New York City time) to discuss its first quarter 2011 financial results.  The number to dial in order to listen to the conference call is (877) 941-2935 in the U.S. and Canada.  International callers must dial (480) 629-9037.  A replay of the call will be available through Tuesday, May 10, 2011 at 11:59 p.m. (New York City time), and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code: 203154.  The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Information page or, alternatively, over the Thomson Reuters Investor Distribution Network at http://www.earnings.com.  To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/equityaccess or visit MFA’s website at www.mfa-reit.com.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Plan, and any offer and/or sale of such securities will be made only pursuant to a Plan prospectus described above.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
(In Thousands, Except Per Share Amounts)	(Unaudited)
Assets:
Mortgage-backed securities (“MBS”):
Agency MBS, at fair value ($6,681,597 and $5,519,879 pledged	$7,374,510	$5,980,623
as collateral, respectively)
Non-Agency MBS, at fair value ($887,635 and $867,655 pledged	1,462,374	1,372,383
as collateral, respectively)
Non-Agency MBS transferred to consolidated variable interest entities ("VIEs")	1,739,466	705,704
Cash and cash equivalents	629,423	345,243
Restricted cash	34,565	41,927
MBS linked transactions, net ("Linked Transactions"), at fair value	103,855	179,915
Interest receivable	43,931	38,215
Interest rate swap agreements ("Swaps"), at fair value	2,862	-
Real estate held-for-sale as of March 31, 2011, net	10,656	10,732
Securities held as collateral, at fair value	17,658	-
Goodwill	7,189	7,189
Prepaid and other assets	9,872	5,476
Total Assets	$11,436,361	$8,687,407

Liabilities:
Repurchase agreements	$7,652,713	$5,992,269
Securitized debt	663,367	220,933
Accrued interest payable	8,199	8,007
Swaps, at fair value	116,333	139,142
Obligations to return securities held as collateral, at fair value	17,658	-
Dividends and dividend equivalents rights payable	84,692	67,040
Accrued expenses and other liabilities	4,995	9,569
Total Liabilities	$8,547,957	$6,436,960

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable;	$38	$38
5,000 shares authorized; 3,840 shares issued and outstanding ($96,000 aggregate liquidation preference)
Common stock, $.01 par value; 370,000 shares authorized;	3,553	2,805
355,331 and 280,481 issued and outstanding, respectively
Additional paid-in capital, in excess of par	2,789,872	2,184,493
Accumulated deficit	(194,773)	(191,569)
Accumulated other comprehensive income	289,714	254,680
Total Stockholders’ Equity	$2,888,404	$2,250,447
Total Liabilities and Stockholders’ Equity	$11,436,361	$8,687,407

MFA FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Amounts)	2011	2010
	(Unaudited)
Interest Income:
Agency MBS	$60,175	$78,679
Non-Agency MBS	22,894	28,965
Non-Agency MBS transferred to consolidated VIEs	26,755	-
Cash and cash equivalent investments	54	53
Interest Income	$109,878	$107,697

Interest Expense:
Repurchase agreements	$33,054	$38,451
Securitized debt	1,599	-
Total Interest Expense	$34,653	$38,451

Net Interest Income	$75,225	$69,246

Other Income/(Loss):
Unrealized net gains and net interest income from Linked Transactions	$14,850	$12,800
Gains on sales of MBS	-	33,739
Revenue from operations of real estate held-for-sale	381	374
Loss on termination of repurchase agreements	-	(26,815)
Other Income, net	$15,231	$20,098

Operating and Other Expense:
Compensation and benefits	$5,123	$4,368
Other general and administrative expense	2,161	1,853
Real estate held-for-sale operating expense and mortgage interest	307	446
Operating and Other Expense	$7,591	$6,667

Net Income	$82,865	$82,677
Less: Preferred Stock Dividends	2,040	2,040
Net Income Available to Common Stock and Participating Securities	$80,825	$80,637

Earnings per Common Share - Basic and Diluted	$0.27	$0.29

Dividends Declared on Common Stock	$0.235	$-

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to MFA’s Core Earnings, Core Earnings per common share, investments in Non-Agency MBS, and returns on such assets for the three months ended March 31, 2011, which may constitute Non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission.  MFA’s management believes that these Non-GAAP financial measures presented in its press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and balance sheet composition.  An analysis of any Non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings and Core Earnings per common share for the three months ended March 31, 2011 are not measures of performance in accordance with GAAP, as they exclude changes in net unrealized gains on MBS underlying our Linked Transactions which are difficult to predict.  In addition, following the “de-linking” during the quarter of certain Non-Agency MBS that were previously reported as Linked Transactions for GAAP, Core Earnings includes an adjustment to reflect the interest income recognized on the underlying de-linked Non-Agency MBS on the same basis with that used prior to de-linking.  Accordingly, the adjustment is consistent with the way management views the performance of these underlying Non-Agency MBS (i.e., as if never linked), which differs from GAAP accounting treatment.

MFA believes that Core Earnings and Core Earnings per share provides investors with a valuable measure of the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results.  A reconciliation of the GAAP items discussed above to their Non-GAAP measures for the three months ended March 31, 2011 is set forth below:

Table 3

	Three Months Ended
	March 31, 2011
(In Thousands, Except Per Share Amounts)	Reconciliation	Basic and Diluted EPS
GAAP Net Income Available to Common Stock and	$80,825
Participating Securities
Less: Dividends and Dividend Equivalent Rights on	(380)
Participating Securities
GAAP Net Income Allocable to Common Stockholders	$80,445	$0.27
Non-GAAP Adjustments:
Changes in Net Unrealized Gains on Linked Transactions	$(7,179)
Yield Adjustment for De-Linked MBS	628
Total Adjustments to Arrive at Core Earnings	$(6,551)	$(0.02)
Core Earnings	$73,894	$0.25
Weighted Average Common Shares Outstanding - Basic	297,949
Weighted Average Common Shares Outstanding - Diluted	298,226

As noted above, certain Non-Agency MBS purchases are presented as a component of Linked Transactions in MFA’s GAAP financial statements for the three months ended March 31, 2011.  In assessing the performance of the Non-Agency MBS portfolio, MFA’s management does not view these transactions as linked, but rather views the performance of the linked Non-Agency MBS and the related repurchase agreement borrowings as it would any other Non-Agency MBS that is not part of a linked transaction.  Consequently, MFA considers that these Non-GAAP financial measures enhance the ability of investors to analyze the performance of MFA’s Non-Agency MBS in the same way that MFA’s management assesses such assets.  However, as noted above, these Non-GAAP financial measures do not take into account the effect of the changes in net unrealized gains on Linked Transactions and revisions to the yield used for income recognition for the underlying Non-Agency MBS subsequent to de-linking, which are reflected in GAAP earnings.

Information pertaining to MFA’s Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended March 31, 2011 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

Table 4

			Adjustments for the
			Impact of
	GAAP Based		MBS Linked		Non-GAAP
(Dollars in Thousands)	Information		Transactions		Presentation
At March 31, 2011:
Repurchase Agreement Borrowings	$7,652,713		$304,128	(1)	$7,956,841
Securitized Debt	663,367		-		663,367
Total Borrowings (Debt)	$8,316,080		$304,128	(1)	$8,620,208
Stockholders' Equity	$2,888,404		$-		$2,888,404
Debt-to-Equity (Debt/Stockholders' Equity)	2.9	x			3.0	x

For the Three Months Ended March 31, 2011:
Average Interest Earning Assets	$9,041,256		$578,210	(2)	$9,619,466
Interest Income	$109,878		$10,065		$119,943
Yield on Interest Earning Assets	4.86%		6.96%		4.99%

Average Total Borrowings	$7,041,406		$435,557	(1)	$7,476,963
Interest Expense	$34,653		$1,766		$36,419
Cost of Funds	1.99%		1.64%		1.98%

Net Interest Rate Spread	2.87%		5.32%		3.01%

(1) Represents borrowings under repurchase agreements underlying Linked Transactions.
(2) Reflects adjustments for the impact of MBS Linked Transactions.

The table below reconciles MFA’s Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure.  Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis.

Table 5

			Adjustments for the
			Impact of
	GAAP Based		MBS Linked	Non-GAAP
(Dollars in Thousands)	Information (1)		Transactions (2)	Presentation
At March 31, 2011:
Amortized Cost of Non-Agency MBS	$2,952,519		$374,264 (6)	$3,326,783	(6)
Fair Value of Non-Agency MBS	$3,201,840		$406,393	$3,608,233
Face/Par Value of Non-Agency MBS	$4,111,051		$482,486	$4,593,537
Purchase (Discount) Designated as Credit Reserve and OTTI	$(945,853)	(3)	$(69,305)	$(1,015,158)	(4)
Purchase (Discount) Designated as Accretable	(213,925)		(38,917) (6)	(252,842)	(6)
Total Purchase (Discount) of Non-Agency MBS	$(1,159,778)	(3)	$(108,222)	$(1,268,000)	(4)

Non-Agency Repurchase Agreements and	$1,933,465		$304,128	$2,237,593
Securitized Debt

For the Three Months Ended March 31, 2011:
Non-Agency MBS Average Amortized Cost	$2,313,757		$578,210	$2,891,967
Non-Agency Average Total Borrowings	$1,571,702		$435,557	$2,007,259
Coupon Interest on Non-Agency MBS	$39,537		$7,682	$47,219
Effective Yield Adjustment (5)	10,112		2,383	12,495
Interest Income on Non-Agency MBS	$49,649		$10,065	$59,714

Interest Expense on Non-Agency Total Borrowings	$6,287		$1,766	$8,053
Net Asset Yield on Non-Agency MBS	8.58%		6.96%	8.26%
Non-Agency Cost of Funds	(1.62)		(1.64)	(1.64)
Non-Agency Spread	6.96%		5.32%	6.62%

(1)  Includes Non-Agency MBS transferred to consolidated VIEs.
(2)  Adjustment to reflect Non-Agency MBS underlying Linked Transactions, borrowings under repurchase agreements underlying Linked Transactions and yield adjustments for de-linked Non-Agency MBS.
(3)  Amounts disclosed reflect purchase discount designated as credit reserve of $899.9 million and OTTI of $46.0 million.
(4)  Amounts disclosed reflect purchase discount designated as credit reserve of $969.2 million and OTTI of $46.0 million
(5)  The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield, which is based on management’s estimates of future cash flows for Non-Agency MBS, and the current coupon yield.
(6)  Includes adjustment of $24.0 million related to yield adjustments for de-linked Non-Agency MBS.